                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                            INGEN TECHNOLOGIES, INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                            INGEN TECHNOLOGIES, INC.
                            35193 Avenue "A", Suite-C
                            Yucaipa, California 92399
                            Telephone: (800) 259-9622


Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the annual meeting of shareholders of Ingen Technologies, Inc. to be held at 9:00 a.m., Pacific Time on _________, _____________, 2008, at our corporate offices located at 35193 Avenue "A", Suite-C, Yucaipa, California 92399.

This mailing includes the formal notice of the meeting, the Reports on Form 10-KSB and Form 10-QSB to the Securities and Exchange Commission and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the annual meeting. It also describes how the Board of Directors operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. Please complete, sign, date, and return your proxy promptly in the enclosed envelope, even if you plan to attend the meeting in person. Please note that sending us a proxy will not prevent you from voting in person at the meeting should you wish to do so. This Proxy Statement and form of proxy are first being mailed to shareholders on _______________, 2008.

Sincerely yours,

/s/ Scott R. Sand

Scott R. Sand

Chief Executive Officer and Chairman
_______________, 2008

                            INGEN TECHNOLOGIES, INC.
                            35193 Avenue "A", Suite-C
                            Yucaipa, California 92399
                            Telephone: (800) 259-9622

                  NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TIME:       9:00  a.m., Pacific Time

DATE:       ___________, ____________, 2008

PLACE:      35193 Avenue "A", Suite-C, Yucaipa, California


PURPOSE:

      1.    To re-elect Scott R. Sand, Yong Sin Khoo, Christopher A. Wirth, Curt
            A. Miedema, Stephen O'Hara, John Finazzo and Brad Klearman as directors of the company;

      2. To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 750,000,000 shares;

      3. To approve an amendment to our Articles of Incorporation to include a provision for shareholder action in lieu of a meeting by non-unanimous written consent;

      4. To ratify the appointment by the Board of Directors of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, as our independent auditors for the fiscal year ending May 31, 2008; and

      5. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record at the close of the business on January 2, 2008 may vote at the annual meeting. There are no dissenter's rights of appraisal under Georgia law in connection with the above-listed actions.

Your vote is important. Please complete, sign, date, and return your proxy promptly in the enclosed envelope.

                                            By Order of the Board of Directors

                                            Sincerely yours,

                                            /s/ Scott R. Sand
                                            Scott R. Sand
                                            Chief Executive Officer and Chairman

___________, 2008


PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 2008 ANNUAL MEETING OF SHAREHOLDERS OF INGEN TECHNOLOGIES, INC. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                            INGEN TECHNOLOGIES, INC.


                                 PROXY STATEMENT

                               GENERAL INFORMATION

THIS PROXY STATEMENT IS BEING SENT TO YOU IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS (THE "ANNUAL MEETING") BY THE BOARD OF DIRECTORS OF INGEN TECHNOLOGIES, INC. ("INGEN", "WE" OR "US") TO BE HELD AT OUR CORPORATE OFFICES LOCATED AT 35193 AVENUE "A", SUITE-C, YUCAIPA, CALIFORNIA, AT 9:00 A.M., PACIFIC TIME, ON ________, _________, 2008, AND ANY ADJOURNMENTS THEREOF. This proxy statement and the accompanying Notice of 2008 Annual Meeting of Shareholders and form of proxy is being first mailed to shareholders on or about ________________, 2008. Shareholders are encouraged to review the information provided in this proxy statement in conjunction with our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2007 and Form 10-QSB, copies of which accompany this proxy statement.

VOTING SECURITIES

Only shareholders of the company as recorded in our stock register at the close of business on January 2, 2008 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, we had 56,008,474 common shares outstanding and entitled to vote and 24,275,960 shares of Series A Convertible Preferred Stock outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting. Each share of Series A Convertible Preferred Stock is entitled to vote on all matters with holders of the common stock. Each Series A Convertible Preferred Stock is entitled to one vote per share. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder and subject to a 65 day written notice to the company, at any time after the date of the issuance into one share of fully paid and non-assessable share of common stock.

QUORUM

To conduct the business of the Annual Meeting, we must have a quorum. This means the holders of a majority of the outstanding shares entitled to vote, which includes our common stock and Series A Convertible Preferred Stock, must be represented at the Annual Meeting, present either by proxy or in person.

VOTES NEEDED

The nominees for directors receiving a plurality of the votes cast in person or by proxy at the Annual Meeting shall be elected. There are no cumulative voting rights with respect to the election of directors. Approval to amend our Articles of Incorporation to increase the number of authorized common stock to 750,000,000 shares requires the affirmative vote of the majority of the common stock entitled to vote and the affirmative vote of a majority of the preferred stock entitled to vote. Approval to amend our Articles of Incorporation to include a provision for shareholder action in lieu of a meeting by non-unanimous written consent requires the affirmative vote of the majority of the shares entitled to vote, which includes our common and preferred stock. Ratification of the appointment of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, as our independent auditors for the fiscal year ending May 31, 2008, requires that the number of votes cast for this item exceeds the number of votes cast against this item at the Annual Meeting. If the Annual Meeting is adjourned, your shares may be voted by the proxy holder on the new meeting date unless you have revoked your proxy.

Abstentions and broker non-votes (which occurs when a broker returns a proxy but does not have the authority to vote on a specific proposal) will be counted as present for purposes of determining the presence or absence of a quorum with regard to any proposal at the Annual Meeting, but will have no effect on the election of directors or ratification of Child, Van Wagoner & Bradshaw, PLLC, as our independent certified public accountants. Abstentions and broker non-votes will have the effect of votes against the amendments to our Articles of Incorporation.

VOTING OF PROXIES AND SOLICITATION

All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the approval of the actions proposed and in the discretion of the proxy holders on any other matter that comes before the Annual Meeting. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to our secretary of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

We will pay the expenses of soliciting proxies. In addition to the use of the mails, proxies may be solicited by our directors, officers or employees personally, by telephone, or by facsimile and we may reimburse brokerage firms and other persons holding shares in the company in their name or those of their nominees for their reasonable expenses in forwarding soliciting materials to beneficial owners.

ATTENDING IN PERSON

Only shareholders, their proxy holders, and Ingen's guests may attend the Annual Meeting.

If you hold your shares through someone else, such as a bank or a broker, send proof of your ownership to Scott R. Sand, Chairman at 35193 Avenue "A", Suite-C, Yucaipa, California 92399, or you may bring proof of ownership with you to be admitted to the Annual Meeting. Acceptable proof could include an account statement showing that you owned Ingen shares on the Record Date.

    SECURITY OWNERSHIP OF DIRECTORS, OFFICERS, AND CERTAIN BENEFICIAL OWNERS

As of the Record Date, 56,008,474 shares of common stock and 24,275,960 shares of Series A Convertible Preferred Stock were issued and outstanding. The following table sets forth, as of such date, certain information regarding beneficial ownership of our shares by (i) each person who is known by us to beneficially own more than 5% of our voting securities; (ii) by each of our officers and directors, and (iii) by all of our officers and directors as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this Rule, beneficial ownership includes voting or investment power over a security. Further, securities are deemed to be beneficially owned by a person if the person has the right to acquire beneficial ownership within 60 days of the date of the table pursuant to options, warrants, conversion privileges or other rights.

Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes and subject to applicable community property laws, each person listed has sole voting and investment power with respect to the shares shown as beneficially owned.

------------------------- ----------------------------- ------------------------------- ---------------------------------
Name and Address          Shares of Common              Shares of Series A              Total Percentage of
of Beneficial Owner(1)    Stock Beneficially            Convertible                     Voting Power (4)
                          Owned (2)                     Preferred Stock
                                                        Beneficially Owned (3)
------------------------- ----------------------------- ------------------------------- ---------------------------------

                          Number          %             Number            %             Number            %
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Scott R. Sand, CEO,
Chairman, Director         2,285,796       4.1%          20,275,960         83.5%        22,561,756         28.1 %
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Thomas Neavitt, CFO,
Secretary                  318,750         0.6%          -                 -             318,750           0.4%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Yong Khoo Sin,
Director                   100,000         0.2%          -                 -             100,000           0.1%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------

                                       4

------------------------- ----------------------------- ------------------------------- ---------------------------------
Name and Address          Shares of Common              Shares of Series A              Total Percentage of
of Beneficial Owner(1)    Stock Beneficially            Convertible                     Voting Power (4)
                          Owned (2)                     Preferred Stock
                                                        Beneficially Owned (3)
------------------------- ----------------------------- ------------------------------- ---------------------------------

                          Number          %             Number            %             Number            %
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Christopher A. Wirth,
Director                   430,000         0.8%          -                 -             430,000           0.5%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Curt A. Miedema,
Director                   221,250         0.4%          -                 -             221,250           0.3%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Stephen O'Hara, Director   215,000         0.4%          -                 -             215,000           0.3%

------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
John Finazzo, Director     2,200,000       3.9%          -                 -             2,200,000         2.7%

------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Brad Klearman, Director    110,000         0.2%          -                 -             110,000           0.1%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Jeffrey Gleckman           3,000,000       5.4%          4,000,000         16.5%         7,000,000         8.7%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Salvatore Amato            2,592,823       4.6%          -                 -             2,592,823         3.2%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
Xcel Associates, Inc.      5,139,766       9.2%          -                 -             5,139,766         6.4%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------
All officers and
directors as a group (8
persons)                  5,880,796       10.5%         20,275,960        83.5%         26,156,756        32.6%
------------------------- --------------- ------------- ----------------- ------------- ----------------- ---------------

(1) Unless otherwise indicated, the address for each beneficial owner is 35193 Avenue "A", Suite-C Yucaipa, California 92399.
(2) Does not include the Series A Convertible Preferred Stock which is entitled to vote on all matters with holders of common stock.
(3) Each share of Series A Convertible Preferred Stock is entitled to vote on all matters with holders of the common stock. Each share of Series A Convertible Preferred Stock is entitled to 1 vote per share. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder and subject to a 65 day written notice to the company, at any time after the date of the issuance into one share of fully paid and non-assessable share of common stock.
(4) This column includes the common stock and Series A Preferred Stock held by each person. Applicable percentages are based on 80,284,434 common and preferred shares outstanding on the Record Date.

                                     ITEM 1:
                              ELECTION OF DIRECTORS

The board of directors has nominated and recommends a vote for election of its current directors, Scott R. Sand, Yong Sin Khoo, Christopher A. Wirth, Curt A. Miedema, Stephen O'Hara, John Finazzo and Brad Klearman at the Annual Meeting. The enclosed Proxy will be voted FOR the persons nominated unless otherwise indicated. If the nominee(s) are unable to serve or should decline to do so, the proxy will be voted by such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Under our bylaws, the number of directors constituting the board shall be at least one and not more than seven. The number may be fixed from time to time by the action of the shareholder or of the directors. The nominees elected as directors will hold office until the next annual meeting of shareholders or until their successors are elected and qualified, or until their earlier death, resignation or retirement. Officers are appointed by the Board of Directors and serve at the discretion of the board. Set forth below for the nominees are their ages, their positions in the company and short biographies.

The information set forth below as to the nominees for director has been furnished to us by the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

NAME                     AGE   POSITION HELD AND TENURE
----                     ---   ------------------------

Scott R. Sand            49    Chairman, Chief Executive Officer and Director
                               (March 29, 2004 to present)

Thomas J. Neavitt        76    Secretary and Chief Financial Officer (March 29,
                               2004 to present)

Yong Sin Khoo            43    Director (March 29, 2004 to present)

Christopher A. Wirth     52    Director (March 29, 2004 to present)

Curt A. Miedema          50    Director  (March 29, 2004 to present)

Stephen O'Hara           54    Director (September 22, 2005 to present)

John Finazzo             42    Director (March 20, 2006 to present)

Brad Klearman            47    Director (December 14, 2007 to present)

The biographical information of our officers and directors is as follows:

SCOTT SAND, CEO & CHAIRMAN: Scott Sand has a diversity of experience in the health care industry both domestic and abroad which spans more than 25 years. His contributions and accomplishments have been published in the Los Angeles Times and the Sacramento Tribune. He has been the recipient of recognition awards by high honored factions such as the United States Congress and the State Assembly, receiving the highest Commendation in the County of Los Angeles for his contributions to health care. Mr. Sand served as the CEO of Medcentrex, Inc. for 10 years in the 1990's, a medical service provider to more than 600 physicians nationwide. He served as the Director of Sales & Marketing for Eye Dynamics, Inc. for 7 years, a public company and manufacturer of Video ENG systems; assisting in their technology upgrades and design for VNG and increasing their sales each quarter during that time. He resigned from Eye Dynamics, Inc. to accept the full-time position as CEO & Chairman of Ingen Technologies, Inc. in 2004. Mr. Sand received a Bachelor of Science Degree in Computer Science from California State University and an MBA from California State University.

THOMAS J. NEAVITT, SECRETARY AND CFO: Thomas J. Neavitt has held a variety of executive level positions for product and service based corporations over the last 40 years. Mr. Neavitt's experience includes finance, marketing, business development, sales, and collections. Additionally, Mr. Neavitt has experience in real estate as both a broker and developer. Mr. Neavitt served in the U.S. Navy. Mr. Neavitt left the Navy and became President and CEO of Penn-Akron Corporation and its wholly owned subsidiary Eagle Lock Corporation. He was instrumental in the successful acquisition of this company. Mr. Neavitt also served as President of TR-3 Chemical Corporation for nearly 20 years who sold products throughout the U.S. and some foreign countries. Mr. Neavitt now serves as a consultant to various corporations throughout the country. Mr. Neavitt has been President of AmTech Corporation, which manufactures stabilizing systems, for the past 5 years.

YONG SIN KHOO, DIRECTOR: Yong Sin Khoo lives in Singapore. He worked as an engineer for 12 years and a further 5 years managing a portfolio of business assets. He has been a deputy director in the Strategic Investments Division of Singapore Power Limited since 2001. He has extensive experience as a logistics systems engineer in the military and retail engineering. In addition, he has significant experience in the area of mergers & acquisitions. In 1984, he was awarded a scholarship by the Singapore government to pursue electrical engineering at the University of Queensland, Australia. In the area of information technology, he was responsible for managing Shell Singapore's y2k project for the marketing function. Another IT pioneering effort was the use of artificial intelligence to develop diagnostic tools for maintenance support for the Army's radar systems. His current business interests are focused in the areas of biomedical and environmental technologies. He has a Bachelor's Degree in Electrical Engineering from the University of Queensland.

CHRISTOPHER A. WIRTH, DIRECTOR: Christopher A. Wirth has over 20 years of business consulting, finance, construction and real estate development experience. He brings a working knowledge of finance and the mechanics of syndications, construction planning and startup business expansion skills. Mr. Wirth has knowledge and experience in SEC, HUD, SBA, USDA, banking and businesses. He attended San Bernardino Valley College and takes continuing education courses. He continues to consult to environmental and renewable energy firms, and has worked as a HUD YouthBuild construction instructor. Mr. Wirth has previous medical background training through his service in the U.S. Navy, from 1973 to 1977, as a Hospital Corpsman. Mr. Wirth has been a director and spokesperson for AgriHouse, an urban agricultural technology company, since 2000.

CURT A. MIEDEMA, DIRECTOR. For the last 5 years, Mr. Miedema has been self-employed with his own investment company called Miedema Investments. Mr. Miedema graduated from Unity Christian High School in 1975 and attended Davenport College for 1 year thereafter.

STEPHEN O'HARA, MD, DIRECTOR. The Consumer's Research Council of America, an independent organization based in Washington, D.C. recently ranked Dr. Stephen O'Hara among the top two percent of clinical neurologists nationwide. He attended Stanford University and graduated in 1975 with a Bachelor of Science degree in biology and performed honors research in the laboratory of Dr. Donald Kennedy, who subsequently served as President of Stanford University. Dr. O'Hara obtained his M.D. from Northwestern University in 1979, where he became president of the Northwestern chapter of the American Medical Student Association, then proceeded to complete his residency in neurology at UCLA in 1983. Dr. O'Hara is board-certified in neurology through the American Board of Psychiatry and Neurology. Since completing his residency, Dr. O'Hara has continued to teach the residents in the neurology program at UCLA while maintaining a private practice in Century City, California for the past 16 years with an emphasis on geriatric neurology and disorders of balance.

JOHN J. FINAZZO, MD, DIRECTOR. Dr. Finazzo graduated from the University of California, Riverside in 1986 with a degree in Bio-Medical Sciences. He received his MD degree from the UCLA School of Medicine in 1989. He completed a two-year Surgical Internship at UCLA Center for Health Science in 1991. He then completed residency in Otolaryngology - Head and Neck Surgery at the State University of New York Health Science Center, Brooklyn in 1995. He is Board Certified in Otolaryngology (since 1996). Dr. Finazzo has been in private practice in the Palm Springs area for eight years. He is also on the surgical staffs at the Desert Regional Medical Center, the John F. Kennedy Medical Center and the Eisenhower Medical Center. Dr. Finazzo is also Section Chief - Division of Otolaryngology at Eisenhower Medical Center. He resides in Palm Springs with his wife of 15 years. He is active in clinical research for the treatment of acute sinusitis.

BRAD KLEARMAN, DIRECTOR. Mr. Klearman is a 27-year veteran executive salesman/consultant, business owner, and entrepreneur. Mr. Klearman has a career specializing in negotiating with medical manufacturers and distributors on multi-million dollar projects that continues to have far-reaching implications within the medical industry. Mr. Klearman's current accomplishments include the recently secured exclusive placement of Ingen Technologies respiratory products for the largest respiratory manufacturing company in the world. From 2001 - 2007, Mr. Klearman served as Executive Vice President of Medigroup Physicians Services in St. Louis, Missouri, developing multiple relations with a myriad of medical distributors and medical manufacturers servicing the United States. From 1998 - 2001, he served as Regional Manager of King Systems, Indiana and represented manufacturers of the highest quality anesthesia apparatus in the country and was responsible for making the company's third largest region into the company's top-selling number one region within three years. From 1996 - 1998, he served as Vice President of Two Rivers Medical, St. Louis, MO, a major contributor to development of the company with sole purpose of distributing medical products, equipment and pharmaceuticals to the Federal Government worldwide. From 1982-1996, Mr. Klearman worked with Midwest Medical Supply Co., Inc. in St. Louis, MO, where he began as Territory Manager in an area which was grossing 70-thousand dollar per month and within two years, brought that average up to $210,000 per month. In 1986, he was promoted to Executive Vice President of the company and created a division that served the Federal Government world wide. This division averaged 1 million dollars per month in sales at a 23% profit margin, making it by far the most profitable division of the company which was known as a regional distributor to hospitals, long term care facilities and physician offices. From 1978 - 1982, Mr. Klearman attended Columbia College in Columbia, MO, with undergraduate studies in business and marketing.

MEETINGS OF THE BOARD OF DIRECTORS

The size of the board of directors for the coming year is seven. Pursuant to Rule 10A-3 promulgated under the Exchange Act, Scott R. Sand does not qualify as independent director due to his affiliation with us as an officer. Our Board of Directors has determined that Yong Sin Khoo, Curt A. Miedema, Stephen O'Hara, John Finazzo and Brad Klearman are "independent," as that term is defined by the NASDAQ Stock Market.

During the fiscal year ended May 31, 2007, the Board of Directors held 1 annual meeting, and took action by unanimous written consent on approximately 11 occasions. No directors attended fewer than 75% of all meetings of the board of directors during the 2007 fiscal year.

Directors standing for election are expected to attend the Annual Meeting.

COMMITTEES

We do not have separately designated compensation committee and director and officer compensation decisions are made by the full Board of Directors. The Board has complete authority for establishing executive officer and director compensation and does not delegate any authority with respect to such compensation. Our Chief Executive Officer and Chairman is also a member of the Board and therefore, has the opportunity to discuss compensation with the Board and to vote to determine compensation. We have not engaged any compensation consultants in determining or recommending the amount or form of executive and director compensation.

We also do not have a nominating committee and do not have formal written charter provisions or policies addressing the nominations process. Director nominations are made by the Board of Directors as a whole. We do not have a formal policy with regard to the consideration of any director candidates recommended by security holders. The entire Board will consider any person nominated by security holders and presented to the board that is reputable and that has experience in the industry in which we operate or business experience in general. The Board will also consider the extent of any nominee's educational background in deciding whether to nominate a person for a director position. We do not pay any fee to third parties to help the Board to nominate or evaluate director candidates and the Board does not obtain such services from any third party. We have elected not to have a compensation committee or nominating committee or formal policies at this time because of the limited size of our operations, however, our Board of Directors intends to continually evaluate the need for a compensation or nominating committee.

We do not have an audit committee and are not required to have one under Section 302 of Sarbanes-Oxley. Our financial matters and relationship with our independent auditors is overseen by our two officers, the CEO and Secretary-CFO.

The Board reviewed and discussed the audited financial statements for the fiscal year ended May 31, 2007 with management, and members of the Board have discussed with our auditors the matters required by SAS 61. Members of the Board have reviewed written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with the independent accountants, the independent accountants' independence. Based on such review and discussions, the Board recommended that the financial statements be included in our annual report on Form 10-KSB for the fiscal year ended May 31, 2007.

The Board of Directors consists of Scott R. Sand, Yong Sin Khoo, Christopher A. Wirth, Curt A. Miedema, Stephen O'Hara, John Finazzo and Brad Klearman (appointed December 14, 2007).

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee and therefore do not have an audit committee financial expert.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to Scott R. Sand, Chairman at 35193 Avenue "A", Suite-C, Yucaipa, California 92399. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. We will make copies of all such letters and circulate them to the appropriate director or directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers, directors and persons who own more than 10% of a class of our securities registered under
Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of the forms furnished to us and information involving securities transactions of which we are aware, we are aware of officers, directors and holders of more than 10% of the outstanding common stock of the company who failed to file reports required by Section 16(a) of the Exchange Act during the last two fiscal years. To our knowledge, at May 31, 2007, Scott Sand, an officer and director of the company, Stephen O'Hara, Curt A. Miedema, John J. Finazzo, Yong Sin Khoo, and Christopher A. Wirth, directors of the company, and Thomas Neavitt, an officer of the company, and Jeffrey Gleckman, a greater than 10% holder of the company's common stock during the last two fiscal years, did not file required Section 16(a) forms.

Subsequent to the fiscal year ended May 31, 2007, Scott Sand filed a Form 5 reporting his initial holdings and nine transactions, Stephen O'Hara filed a Form 5 reporting his initial holdings and three transactions, Curt A. Miedema filed a Form 5 reporting his initial holdings and two transactions, John J. Finazzo filed a Form 5 reporting his initial holdings and two transactions, Yong Sin Khoo filed a Form 5 reporting his initial holdings and three transactions, and Christopher A. Wirth filed a Form 5 reporting his initial holdings and four transactions.

DIRECTOR AND EXECUTIVE COMPENSATION

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and other compensation paid by us to Scott R. Sand, the only member of our management paid monthly compensation in the last two fiscal years.

                                                     Summary Compensation Table
                                                     --------------------------

-------------------- ------- ---------- --------- --------------- --------- --------------- --------------- ----------- ------------
Name and Principal   Year    Salary     Bonus     Stock Awards    Option    Non-Equity      Non-Qualified   All Other   Total
Position                     ($)        ($)       ($)             Awards    Incentive       Deferred        Compen-     ($)
                                                                  ($)       Plan Comp. ($)  Comp.           Sation
                                                                                            Earnings ($)    ($)
-------------------- ------- ---------- --------- --------------- --------- --------------- --------------- ----------- ------------
Scott R. Sand,       2007    $116,667   -         $17,301(2)      -         -               -               -           $133,968
Chairman and
Chief Executive      ------- ---------- --------- --------------- --------- --------------- --------------- ----------- ------------
Officer(1)           2006    $60,000    -                         -         -               -               -           $60,000
-------------------- ------- ---------- --------- --------------- --------- --------------- --------------- ----------- ------------

(1)We entered into an employment agreement with Mr. Sand effective as of October 1, 2006. This agreement calls for an annual salary of $200,000 and 300,000 shares of our restricted stock to be issued to Mr. Sand each year of the five-year term of the agreement.
(2) Mr. Sand was issued 300,000 shares of restricted common stock valued at $9,000 for director's services. Mr. Sand was issued 300,000 shares of restricted common stock in September 2006 under the terms of his employment agreement. This stock was valued at $0.04 per share (a total of $12,000). The value of this issuance is being amortized over a one-year period. We expensed $8,301 of this $12,000 as of May 31, 2007.

There were no options granted to executive officers or directors during fiscal year 2007.

DIRECTOR COMPENSATION

Set forth below is information regarding compensation paid to each director during fiscal year 2007.

--------------------- ------------ ------------- -------------- --------------------- ------------------ ------------- -------------
Name                  Fees Earned  Stock Awards  Option Awards  Non-Equity Incentive  Change in Pension  All Other     Total ($)
                      or Paid in   ($)           ($)            Plan Compensation ($) Value and          Compensation
                      Cash ($)                                                        Non-Qualified      ($)
                                                                                      Deferred
                                                                                      Compensation
                                                                                      Earnings
--------------------- ------------ ------------- -------------- --------------------- ------------------ ------------- -------------
Scott R. Sand,        -            9,000(1)      -              -                     -                  -             9,000(1)
Chairman
--------------------- ------------ ------------- -------------- --------------------- ------------------ ------------- -------------
Curt A. Miedema       -            3,000         -              -                     -                  -             3,000
--------------------- ------------ ------------- -------------- --------------------- ------------------ ------------- -------------
Christopher A. Wirth  -            3,000         -              -                     -                  -             3,000
--------------------- ------------ ------------- -------------- --------------------- ------------------ ------------- -------------
Stephen O'Hara        -            3,000         -              -                     -                  -             3,000
--------------------- ------------ ------------- -------------- --------------------- ------------------ ------------- -------------
John Finazzo          -            3,000         -              -                     -                  -             3,000
--------------------- ------------ ------------- -------------- --------------------- ------------------ ------------- -------------
Yong Sin Khoo         -            3,000         -              -                     -                  -             3,000
--------------------- ------------ ------------- -------------- --------------------- ------------------ ------------- -------------
(1) Reported in Summary Compensation table above.

Our Directors (with the exception of our Chairman) are paid $500 for each Directors meeting that is actually held (as opposed to actions taken by our Board of Directors by Resolution and Waiver of Notice) and Consent to Action taken at a special Board of Directors' meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 25, 2007, Mr. Sand was issued 8,333,333 shares of restricted Class A Preferred Shares. This stock was issued in exchange for retirement of $200,000 in debt owed by the company to Mr. Sand. After the issuance of this stock there still remains $47,697.61 in unpaid executive compensation to Mr. Sand.

As of August 31, 2007, the Company owed Mr. Sand accrued salary of $163,356 under his employment contract and also owes him $92,829 in loans made to the Company. The bulk of the loan balance due was the result of business expenses paid by Mr. Sand on his personal credit cards. The company will record interest in the amount of finance charges on the credit cards. The related accrued interest of $4,988 is included in the note balance as of August 31, 2007.

During the fiscal year ending May 31, 2007, Mr. Sand received 4,444,444 shares of Series A Preferred for satisfaction of accrued compensation of $95,311 and for payment of $4,689 of the loan amount owed to him.

REQUIRED VOTE

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast on this Item at the Annual Meeting is required for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.

                                     ITEM 2:
            TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                  FROM 100,000,000 SHARES TO 750,000,000 SHARES

Our Articles of Incorporation currently authorize the issuance of 100,000,000 shares of common stock. At the Record Date, 56,008,474 shares of common stock were issued and outstanding and 24,275,960 shares of Series A Convertible Preferred Stock were issued and outstanding. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder and subject to a 65 day written notice to us, at any time after the date of the issuance into one share of fully paid and non-assessable share of common stock. Further, we issued options to purchase 1,000,000 shares of Series A Preferred Stock to Peter Wilke, our general counsel on January 18, 2007. The option price is $0.04 and the term is five years.

The general purpose and effect of the amendment to the Articles of Incorporation is to authorize 650,000,000 additional shares of common stock. A copy of the proposed amendment to our Articles of Incorporation reflecting the increase to our authorized shares is attached hereto as Exhibit A. The Board of Directors believes it is in our best interest to have additional shares of common stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. Specifically, we must increase the authorized shares to fulfill our obligations under various convertible debenture agreements as set forth below. Other than set forth below, there are no present plans for significant future issuances.

CALLABLE SECURED CONVERTIBLE NOTES AND WARRANTS

July 25, 2006 Securities Purchase Agreement

On July 25, 2006, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (the "Investors") and agreed to issue and sell (i) callable secured convertible notes up to $2 million, and (ii) warrants to acquire an aggregate of 20 million shares of our common stock. The notes bear interest at 6% per annum (15% "default interest" per annum), and mature three years from the date of issuance. The notes are convertible into our common stock at the applicable percentage of the average of the lowest three trading prices for our shares of common stock during the twenty trading day period prior to conversion. The applicable percentage is 50%; however, the percentage shall be increased to: (i) 55% in the event that a Registration Statement is filed within thirty days from July 25, 2006, and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from July 26, 2006. Since we did not have a Registration Statement become effective within one hundred and twenty days of July 25, 2006, the applicable percentage is 50%. Under the agreement, the conversion price of the secured convertible notes will be adjusted in the event we issue securities below the fixed conversion price and may be adjusted in certain circumstances such as merger, consolidation or if we pay a stock dividend. At May 31, 2007, only $1.5 million of the convertible notes were funded.

We received the first tranche of $700,000 on July 27, 2006, less issuance costs of $295,200, the second tranche of $600,000, less issuance costs of $13,000 on August 30, 2006, and the third tranche of $200,000 was received on January 24, 2007.

We may prepay the notes in the event that no event of default exists, there are a sufficient number of shares available for conversion, and the market price is at or below $0.10 per share. Prepayment of the convertible notes is to be made in cash equal to 140% of the outstanding principal and accrued interest (for prepayment occurring after the 60th day following the issue date of the notes). In addition, in the event that the reported average daily price of the common stock for each day of the month ending on any determination date is below $0.10, we may repay a portion of the outstanding principal amount of the notes equal to 101% of the principal amount divided by thirty-six plus one month's interest and this will stay all conversions for the month.

Events of default under the notes generally include failure to repay the principal or interest when due, failure to issue shares of common stock upon conversion by the holder, failure to timely file a registration statement or have such registration statement declared effective, breach of certain covenants or representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, a money judgment, writ or similar process entered or filed against us in excess of $50,000 which continues for 20 days unless consented to by the holder, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us without stay or the delisting of our common stock. Upon the occurrence of an event of default, the note holders may by written notice demand repayment in an amount equal to the greater of (i) the then outstanding principal amount of the convertible notes, together with unpaid interest and any outstanding penalties times 140% or
(ii) the "parity value" of the default sum, where parity value means (a) the highest number of shares of common stock issuable upon conversion of the default sum, treating the trading day immediately preceding the prepayment date as the "conversion date" for the purpose of determining the lowest applicable conversion price (unless the event of default is a result of a breach in reference to a specific conversion date), multiplied by (b) the highest closing price for the common stock during the period beginning on the date of first occurrence of the event of default and ending one day prior to the prepayment date. In addition, we granted the Investors a security interest in substantially all of our assets and intellectual property pursuant to a Security Agreement and an Intellectual Property Security Agreement.

The warrants have an exercise price of $0.10 per share and expire after seven years. The Investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants, certain issuances under our employee stock plans, or shares issued upon exercise of the warrants.

The Investors have contractually agreed to restrict their ability to convert the notes and exercise the warrants and receive shares of our common stock so that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of our common stock.

Without the prior written consent of a majority-in-interest of the Investors, subject to certain exceptions as set forth in the agreement, we may not negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock or (C) the issuance of warrants during the lock-up period beginning on the July 25, 2006 and ending on the later of (i) two hundred seventy (270) days from July 25, 2006 and (ii) one hundred eighty (180) days from the date the registration statement is declared effective. In addition, subject to certain exceptions as set forth in the agreement, we agreed that we would not conduct any equity financing (including debt with an equity component) during the period beginning on July 25, 2006 and ending two (2) years after the end of the above lock-up period unless we have first provided to each Investor an option to purchase its prorata share (based on the ratio of each Investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. We must provide each Investor written notice describing any proposed equity financing at least 20 business days prior to the closing and the option must be extended to each Investor for 15 days following delivery of the notice.

We agreed to file a registration statement for the shares underlying the notes and the warrants within thirty days of closing, to be declared effective within 120 days of closing. Because the required registration statement was not effective by the due date, we may be declared to be in default under the agreement. Further, per the agreement, we are subject to liquidated damages in amount of 0.02% of the outstanding principal amount of the notes per month, payable in cash or common stock, until the registration is effective.

We also agreed to increase our number of authorized shares of common stock from 100 million to 500 million within thirty days of the agreement. From this reserved amount, we are required to have a number of common shares reserved for issuance equal to no less than two times the number issuable upon conversion of the notes and the warrants (based on the conversion price of the notes and the exercise price of the warrants in effect from time to time). If the amount reserved is below the amount to be reserved for the Investors under the agreement, we are required to take all corporate action necessary to authorize and reserve a sufficient number of shares. Under the agreement, if we fail to obtain the shareholder approval necessary to increase the number of authorized shares within thirty days following the date which the number of required reserve shares exceeds the authorized and reserved shares, we may be noticed of an event of default and required to pay the Investors liquidated damages of three (3) percent of the outstanding amount of the notes per month plus accrued and unpaid interest on the notes, prorated for partial months, in cash or shares at the Investor's option. As set forth below, we currently do not have enough shares reserved under the agreement.

March 15, 2007 Securities Purchase Agreement

On March 15, 2007, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (the "Investors") and agreed to issue and sell (i) callable secured convertible notes up to $450,000, and (ii) warrants to acquire an aggregate of 9 million shares of our common stock. The callable secured convertible notes (4 notes, $450,000 total loan principal; 3 year term; 6% annual interest, 15% annual "default interest") are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three trading prices for the common stock during the twenty trading day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the required filing and (ii) 60% in the event that the Registration Statement becomes effective within ninety days from the required filing. Under the agreement, the conversion price of the secured convertible notes will be adjusted in the event we issue securities below the fixed conversion price and may be adjusted in certain circumstances such as merger, consolidation or if we pay a stock dividend.

We received the first tranche of $120,000 on March 15, 2007, less issuance costs of $20,000, the second tranche of $110,000, less issuance costs of $10,000 on April 16, 2007, and the third tranche of $110,000 was received on May 15, 2007, less issuance costs of $10,000. The final tranche of $110,000 was received in June 2007, after the close of the fiscal year ended May 31, 2007.

We may prepay the notes in the event that no event of default exists, there are a sufficient number of shares available for conversion, and the market price is at or below $0.10 per share. Prepayment of the convertible notes is to be made in cash equal to either (i) 120% of the outstanding principal and accrued interest for prepayments occurring with 30 days following the issuance of the notes, (ii) 130% of the outstanding principal and accrued interest for prepayment occurring between 31 and 60 days following the issue dates of the notes; and (iii) 140% of the outstanding principal and accrued interest for prepayment occurring after the 60th day following the issue date of the notes. In addition, in the event that the average daily price of the common stock for each day of the month ending on any determination date is below $0.10, we may repay a portion of the outstanding principal amount of the notes equal to 101% of the principal amount divided by thirty-six plus one month's interest and this will stay all conversions for the month.

Events of default under the notes generally include failure to repay the principal or interest when due, failure to issue shares of common stock upon conversion by the holder, failure to timely file a registration statement or have such registration statement declared effective, breach of certain covenants or representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, a money judgment, writ or similar process entered or filed against us in excess of $50,000 which continues for 20 days unless consented to by the holder, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us without stay, or the delisting of our common stock. Upon the occurrence of an event of default, the note holders may demand repayment in an amount equal to the greater of (i) the then outstanding principal amount of the convertible notes, together unpaid interest and any outstanding penalties times 140% or (ii) the "parity value" of the default sum, where parity value means (a) the highest number of shares of common stock issuable upon conversion of the default sum, treating the trading day immediately preceding the prepayment date as the "conversion date" for the purpose of determining the lowest applicable conversion price (unless the event of default is a result of a breach in reference to a specific conversion date), multiplied by (b) the highest closing price for the common stock during the period beginning on the date of first occurrence of the event of default and ending one day prior to the prepayment date. In addition, we granted the Investors a security interest in substantially all of our assets and intellectual property pursuant to a Security Agreement and an Intellectual Property Security Agreement.

We issued seven year warrants to purchase 9,000,000 shares of our common stock at an exercise price of $0.06 per share. The Investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants, certain issuances under our employee stock plans, or shares issued upon exercise of the warrants. Under the terms of the callable secured convertible notes and the related warrants, the callable secured convertible notes and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock. Per the agreement, we must file a registration statement covering two times the number of shares underlying the notes and the shares underlying the warrants, within 30 days of written demand. A penalty of .02% of the outstanding principal amount per month for each month will accrue if the registration is not effective in ninety days from filing.

Without the prior written consent of a majority-in-interest of the Investors, subject to certain exceptions as set forth in the agreement, we may not negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock or (C) the issuance of warrants during the lock-up period beginning on the March 15, 2007 and ending one hundred eighty
(180) days from March 15, 2007. In addition, subject to certain exceptions as set forth in the agreement, we agreed that we will not conduct any equity financing (including debt with an equity component) during the period beginning on March 15, 2007 and ending two (2) years after the end of the above lock-up period unless we have first provided to each Investor an option to purchase its prorata share (based on the ratio of each Investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing and the option must be extended to each Investor during the 15-day period following delivery of notice.

Subject to shareholder approval, we are required to have a number of common shares reserved for issuance equal to no less than two times the number issuable upon conversion of the notes and the warrants (based on the conversion price of the notes and the exercise price of the warrants in effect from time to time). If the amount reserved is below the amount to be reserved for the Investors under the agreement, we are required to take all corporate action necessary to authorize and reserve a sufficient number of shares. Under the agreement, if we fail to obtain the shareholder approval necessary to increase the number of authorized shares within thirty days following the date which the number of required reserve shares exceeds the authorized and reserved shares, we may be noticed of default and required to pay the Investors liquidated damages of three
(3) percent of the outstanding amount of the notes per month plus accrued and unpaid interest on the notes, prorated for partial months in cash or shares at the Investor's option.

On July 30, 2007, we issued a callable secured convertible note in the amount of $110,000. This note was issued under the same terms as the 6% $450,000 Convertible Debt described above (the March 15, 2007 Securities Purchase Agreement).

The foregoing is a general description of the securities purchase agreements and related obligations, copies of the July 25, 2006 agreements were filed as exhibits to our Current Report on Form 8-K, filed with the SEC on August 8, 2006 and copies of the March 15, 2007 agreements were filed as exhibits to our Form 10-KSB, filed with the SEC on August 29, 2007.

$75,000 CONVERTIBLE DEBT

On June 7, 2006, we entered into an agreement with an accredited investor for sale of a convertible debenture. We received proceeds of $75,000 from the sale of the convertible debenture on June 7, 2006. The debenture is convertible at any time within a three year period into 3,750,000 shares of common stock at $0.02 per share. The debenture carries an interest rate of 6% per annum, which is payable annually. In the event that the debenture is not converted to common stock, any unpaid balance, including interest and the principal, becomes due on May 31, 2009.

As set forth above, we have entered into convertible debenture agreements that total $2,135,000. As of January 2, 2008, these notes were convertible into 141,083,334 shares of our common stock. This calculation is based on $2,060,000 of the notes convertible at a conversion price of $.015 (50% of the market price of the average of the lowest three (3) trading prices for the common stock during the twenty (20) trading day period prior to conversion) equaling 137,333,334 shares of common stock and 3,750,000 shares of common stock underlying the $75,000 debenture. Additionally, the Investors were granted options to purchase up to 29,000,000 shares of our common stock. Failure to obtain stockholder approval to increase the number of authorized shares could result in the noteholders commencing legal action against the company and foreclosing on our assets to recover damages. Any such action would require the company to curtail or cease operations. Further, we are also required to reserve 25,275,960 shares of common stock for conversion of the Series A Convertible Preferred Stock and option. We also have authorized 20,000,000 shares of common stock to be reserved under our January 2007 Non-Qualified Stock Plan. The increase in authorized shares has been determined by the Board of Directors to allow for these obligations and to provide for a sufficient amount of common stock to support our expansion and future financing activities, if any. Other than set forth in the above agreements, there are no present plans for significant future issuances. When the Board of Directors deems it to be in the best interest of the company and stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

The additional authorized shares of common stock could also have an anti-takeover effect. If our Board of Directors desires to issue additional shares in the future, such issuance could also dilute the voting power of a person seeking control of us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENTS:

EVENTS OF DEFAULT UNDER OUR CONVERTIBLE DEBENTURES

As previously disclosed in our current reports on Form 8-K filed August 8, 2006, and March 16, 2007, we entered a series of agreements to obtain financing during the last 18 months. Under the transaction documents, we have committed various acts and failed to timely perform other acts that constitute events of default under the transaction documents. We have received assurance from counsel for the investors that "You are not in default. We [the investors] have to put you into default and we have not." There can be no assurance that the investors will not declare a default in the future. Our stockholders should be aware that if the investors provide written notice of default to us, then our liabilities would increase dramatically due to the penalties, reset provisions, and other damages specified in the transaction documents. The increase in liabilities attributed to a notice of default under the transaction documents could exceed our current market capitalization and affect negatively our financial condition The debentures are collateralized by our assets and, in the event we are unable to repay or restructure these debentures, there is no assurance that the holders of the debentures will not institute legal proceedings to recover the amounts owed including foreclosure on our assets.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES TO THE HOLDERS, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible securities under the June 2006 and March 2007 agreements is essentially limitless.

The following table shows the effect on the number of shares issuable upon full conversion ($2,060,000 aggregate principal)(without taking into account the 4.99% limitation or any interest, penalties, events of default or other amounts under the notes), in event our common stock price declines by 25%, 50% and 75% from the trading price at January 2, 2008.

                                             PRICE DECREASES BY
-------------------------- ---------------- ---------------- ---------------- ----------------
                           1/02/08          25%              50%              75%
-------------------------- ---------------- ---------------- ---------------- ----------------
Common Stock Price(1)      0.03             0.0225           0.015            0.0075
-------------------------- ---------------- ---------------- ---------------- ----------------
Conversion Price (2)       0.015            0.0113           0.0075           0.0038
-------------------------- ---------------- ---------------- ---------------- ----------------
100% Conversion Shares     137,333,334      182,300,885      274,666,667      542,105,264
-------------------------- ---------------- ---------------- ---------------- ----------------

(1) Represents the average of the lowest three (3) trading prices for the common stock during the twenty (20) trading day period prior to January 2, 2008 as calculated pursuant to the agreements
(2)   Assuming 50% applicable percentage

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the holders of such securities may ultimately convert and sell the full amount issuable on conversion. Although the holders of our convertible debentures and warrants may not convert and/or exercise such securities if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent them from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the holders of our convertible debentures and warrants could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of all holders of our common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. The sale of these shares may adversely affect the market price of our common stock.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

We have entered into convertible debenture agreements that total $2,135,000. Unless sooner converted into shares of our common stock, we are required to repay the convertible debentures. To do so, we would be required to use our working capital, if any at that time, and/or raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us to recover the amounts due. Any such action may require us to curtail or cease operations.

REQUIRED VOTE

The affirmative vote of a majority of the common stock entitled to vote and a majority of the preferred stock entitled to vote at the Annual Meeting is required for approval of the increase in authorized common stock to 750,000,000 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK TO 750,000,000 SHARES. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.

                                     ITEM 3:
            TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
                             TO INCLUDE A PROVISION
  FOR SHAREHOLDER ACTION IN LIEU OF A MEETING BY NON-UNANIMOUS WRITTEN CONSENT

Under Georgia Code, Section ss.14-2-704 and our bylaws, action required or permitted to be taken by shareholders under Georgia law may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action, or if so provided in the Articles of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers in the case of voting by groups) of votes that are necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. Our Board of Directors has determined that it is in our best interest to amend the Articles of Incorporation to specifically provide that persons holding the voting power required to effect certain actions may take action without a meeting. The effect of this amendment is that shareholders holding the majority of voting power will be able to taken action by written consent and without a formal meeting, subject to any limitations in Georgia Code, our Articles or bylaws. This amendment will allow shareholder action without the delay and expense of calling a meeting. The Board believes that this provision will allow our shareholders to act more efficiently with respect to any matters on which stockholder approval may be necessary or appropriate. The proposed text of the amendment to the Articles for this provision is set forth in Exhibit A.

REQUIRED VOTE

The affirmative vote of a majority of the votes entitled to vote on this Item at the Annual Meeting is required for approval of an amendment to our Articles of Incorporation to include a provision for shareholder action by non-unanimous written consent.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCLUDE A PROVISION FOR SHAREHOLDER ACTION IN LIEU OF A MEETING BY NON-UNANIMOUS WRITTEN CONSENT. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.

                                     ITEM 4:
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

The firm of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, has been appointed by the Board of Directors to serve as our independent auditors for the fiscal year ended May 31, 2008.

Representatives of Child, Van Wagoner & Bradshaw, PLLC are not expected to be present at the annual meeting.

As previously reported on Form 8-K dated February 19, 2007, as amended, we had a change in our certifying accountant. In a letter dated February 19, 2007, our Chief Executive Officer was notified by Spector & Wong, LLP, the auditors for the last three years, to take steps to find another qualified member of the PCAOB to review our interim filings, commencing with November 30, 2006. On February 20, 2007, we entered into an agreement with Child, Van Wagoner & Bradshaw, PLLC, a qualified member of the PCAOB, to review our interim filings, commencing with November 30, 2006 and to audit our financial statements for the year ending May 31, 2007. Our Board of Directors approved the change in auditors during a board meeting on February 24, 2007.

A letter from Spector & Wong, LLP, dated February 26, 2007, addressing the revised disclosures in the filing was filed as an Exhibit to the Form 8-K, as amended on February 28, 2007. Spector & Wong, LLP's report on the company's financial statements for the fiscal years ended May 31, 2006 and 2005 respectively, and the company's interim financial statements for the quarter ended August 31, 2006 included a disclosure of uncertainty regarding the company's ability to continue as a going concern and did not include any adverse opinion or qualification as to audit scope or accounting principles. The content of the going concern qualification reads as follows:

      The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have sufficient funds to grow its business in the future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

      To successfully grow the individual segments of the business, the Company must decrease its cash burn rate, improve its cash position and the revenue base of each segment, and succeed in its ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances. The Company also depends on certain contractors, and its sole employee, the CEO, and the loss of any of those contractors or the employee, may harm the Company's business.

There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the former accountants to make reference to the subject matter of the disagreement in connection with its report. The departing accountants advised our board of directors and audit committee that they may want to devote additional attention to the company's accounting functions, controls, and procedures. In assisting with the transfer of responsibilities to Child, Van Wagoner & Bradshaw, PLLC, Spector & Wong, LLP advised Child, Van Wagoner & Bradshaw, PLLC that Spector & Wong, LLP was overloaded and could not meet the company's deadlines for review of the company's interim financial statements.

Fees

The following table summarizes the aggregate fees billed to the company by Child, Van Wagoner and Bradshaw, PLLC, our independent auditor, for the audit of our annual financial statements for the fiscal year ended May 31, 2007 and fees billed for other services rendered by Child Van Wagoner and Bradshaw, PLLC during that period. The table also includes fees billed to us by Spector & Wong, LLP, the independent auditor for the audit of our annual financial statements for the fiscal year ended May 31, 2006. Spector & Wong resigned as our independent auditor on February 19, 2007.

Type of Fee                        2007       2006
-----------                        ----       ----
Audit Fees (1)                    $29,500    $20,000
Audit-related fees                $     0    $     0
Tax Fees (2)                      $ 3,000    $ 1,500
All Other Fees                    $     0    $     0
Total                             $32,500    $21,500

(1) Fees for audit services billed in the fiscal year ended May 31, 2007 consisted of the aggregate fees paid by us for the fiscal year indicated for professional services rendered by Child, Van Wagoner and Bradshaw, PLLC for the audit of our annual financial statements and review of financial statements included in our reports on Form 10-KSB and Forms 10-QSB for the quarters ended November 30, 2006 and February 28, 2007.

(2) Fees for tax services estimated for the fiscal year ended May 31, 2007 to be rendered by Child Van Wagoner and Bradshaw, PLLC for tax compliance. Tax compliance services are rendered based on facts already in existence or transactions that have already occurred to document, compute and obtain governmental approval for amounts to be included in tax filings and consisted of federal and state income tax return assistance.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

We do not have an audit committee. Our financial matters and relationship with our independent auditors is overseen by our two officers, the CEO and Secretary-CFO.

REQUIRED VOTE

The number of votes cast on this Item must exceed the number of votes cast against this item at the Annual Meeting for the ratification of the appointment of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, as our auditors for the fiscal year ending May 31, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF CHILD, VAN WAGONER & BRADSHAW, PLLC, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 2008. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.

                     REQUIREMENTS, INCLUDING DEADLINES, FOR
             SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS
                       AND OTHER BUSINESS OF SHAREHOLDERS

Under the rules of the SEC, if a shareholder wants the company to include a proposal in its Proxy Statement and form of proxy for presentation at our 2009 Annual Meeting of Shareholders, the proposal must be received by the company,
Attention: Mr. Scott R. Sand, Chief Executive Officer, at our principal executive offices no later than _____________ and all the other conditions of Rule 14a-8 under the Securities Exchange Act of 1934 must be satisfied, for such proposals to be included in our proxy statement and form of proxy relating to that meeting. Any shareholder proposal not received at our principal executive offices by ___________, 2009 will be considered untimely and, if presented at the 2009 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) of the Exchange Act.

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

It is important that the proxies be returned promptly and that your shares are represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                           FORM 10-KSB AND FORM 10-QSB

OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MAY 31, 2007, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS, AND MOST RECENT QUARTERLY REPORT ON FORM 10-QSB ARE ENCLOSED WITH THIS PROXY STATEMENT.

WE WILL MAIL TO ANY SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF ANY EXHIBIT TO THE ANNUAL OR QUARTERLY REPORT. REQUESTS SHOULD BE SENT TO 35193 AVENUE "A", SUITE-C, YUCAIPA, CALIFORNIA 92399.


                                        By Order of the Board of Directors

                                        /s/ Scott R. Sand
                                        -----------------
                                        Scott R. Sand
                                        Chief Executive Officer and Chairman


___________________________, 2008

                            INGEN TECHNOLOGIES, INC.
                                      PROXY

                       2008 ANNUAL MEETING OF SHAREHOLDERS

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ingen Technologies, Inc., hereby constitutes and appoints Scott R. Sand, or instead of the foregoing, __________________ as the attorney(s) and proxies of the undersigned with full power of substitution to act and vote for in the name, place and stead of the undersigned, at the 2008 Annual Meeting of the Shareholders of Ingen Technologies, to be held at 9:00 a.m. on ____________, __________ , 2008 at the company's offices located at 35193 Avenue "A", Suite-C, Yucaipa, California 92399, and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present upon all matters referred to below and described in the Proxy Statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting:

      (1)   ELECTION OF DIRECTORS:

      VOTE FOR ALL NOMINEES LISTED BELOW        [ ]

      Nominees:

      Scott R. Sand
      Yong Sin Khoo
      Christopher A. Wirth
      Curt A. Miedema
      Stephen O'Hara
      John Finazzo
      Brad Klearman

      WITHHOLD AUTHORITY                        [ ]

      INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) listed above, write the nominee's name in the space provided below.

      EXCEPTIONS ________________________

      (2) TO APPROVE THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK TO 750,000,000 SHARES.

            FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]

      (3) TO APPROVE THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCLUDE A PROVISION FOR SHAREHOLDER ACTION IN LIEU OF A MEETING BY NON-UNANIMOUS WRITTEN CONSENT.

            FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]

      (4) RATIFICATION OF APPOINTMENT OF CHILD, VAN WAGONER & BRADSHAW, PLLC, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED MAY 31, 2008.

            FOR [ ]                 AGAINST [ ]                 ABSTAIN [ ]

When properly executed, this Proxy will be voted in the manner specified by the Shareholder. Unless you specify otherwise, this Proxy will be voted "FOR" the election of the nominee as directors in Item 1 and "FOR" Items 2 through 4.

A majority of the proxies, or their substitutes at the meeting, or any adjournments thereof may exercise all of the powers given by this Proxy. Any Proxy to vote any of the shares for which the undersigned is or would be entitled to vote previously given to any person or persons other than the person(s) named above is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this Proxy and acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated ___________________, 2008.

Dated:  __________________, 2008

NUMBER OF SHARES __________________________________

PRINT NAME OF SHAREHOLDER _________________________

SIGNATURE OF SHAREHOLDER __________________________


JOINT OWNERS SHOULD EACH SIGN. ATTORNEYS-IN-FACT, ADMINISTRATORS, CUSTODIANS, PARTNERS, OR CORPORATION OFFICERS SHOULD GIVE FULL TITLE.

NOTE: This proxy, properly completed, dated and signed, should be returned immediately in the enclosed envelope to Ingen Technologies, Inc., 35193 Avenue "A", Suite-C, Yucaipa, California 92399.

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            INGEN TECHNOLOGIES, INC.

Pursuant to the provisions of the Georgia Business Corporation Code, the undersigned corporation hereby amends its Articles of Incorporation, as amended and restated (the "Articles of Incorporation"), and for that purpose, submits the following statement:

1.    The name of the corporation is: INGEN TECHNOLOGIES, INC.

2.    The articles of incorporation are amended as follows:

      (i) Article Three of the Articles of Incorporation is amended as follows:

      3.1   The corporation has the authority to issue not more than:

      (a) Seven Hundred Fifty Million (750,000,000) shares of common stock of no par value per share (the "Common Stock"); and

      (b) Forty Million (40,000,000) shares of preferred stock of no par value per share (the "Preferred Stock") which may be issued in one or more classes or one or more series by the Board of Directors as hereinafter provided.

      3.2 The shares of Common Stock shall be entitled to receive the net assets of the corporation upon dissolution and shall be entitled to one (1) vote per share on all matters and shall be entitled to receive distributions from time to time, from legally available funds, as determined by the board of directors.

      3.3 The shares of Preferred Stock of the corporation may be issued from time to time in one or more classes or one or more series. The Preferred Stock shall have such voting rights, no voting rights, or such special voting rights as the Board of Directors may fix and determine in issuing such stock, and shall have rights to receive cumulative, non-cumulative, or partially cumulative dividends as the Board of Directors shall fix and determine. Moreover, the shares of Preferred Stock shall have such other rights and preferences, including, but not limited to redemption, liquidation preference, conversion, and dilution rights as may be allowed under the Georgia Business Corporation Code and set forth by the Board of Directors in writing and filed with the Georgia Secretary of State at the time such class or series is designated.

      3.4 The corporation designates Forty Million (40,000,000) shares of its Preferred Stock as the Series A Convertible Preferred Stock (the "Series A") with the following rights, preferences and limitations.

      (a) CLASS or SERIES. The number of shares of Preferred Stock constituting the Series A shall be Forty Million (40,000,000).

      (b) DIVIDENDS. The Series A shall not be entitled to receive any dividends from the corporation.

      (c) REDEMPTION. The corporation shall have the right, but not the obligation to redeem each share of Series A for One Dollar ($1.00) per share.

      (d) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, each share of Series A shall be entitled to receive from the assets of the corporation One Dollar ($1.00) per share, which shall be paid or set apart before the payment or distribution of any assets of the corporation to the holders of the Common Stock or any other equity securities of the corporation.

      (e) VOTING RIGHTS. Each share of Series A shall be entitled to vote on all matters with the holders of the Common Stock. Each share of Series A shall be entitled to one (1) vote. Further, the holders of the Series A voting as a class shall be entitled to elect one person to serve on the corporation's Board of Directors.

      (f) CONVERSION RIGHTS. Each share of Series A shall be convertible, at the option of the holder thereof and subject to notice requirements of paragraph
(f)(i) below, at any time after the date of issuance of such share into one (1) share of fully paid and non-assessable share of Common Stock.

      (i) Each Series A stockholder who desires to convert into the corporation's Common Stock must provide a 65 day written notice to the corporation of their intent to convert one or more shares of Series A into Common Stock. The corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Series A to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the corporation or of any transfer agent, and shall given written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The corporation shall reserve and keep available out of its authorized, but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A.

      (g) DILUTION PROTECTION. The shares of Series shall not be effected by or subject to adjustment following any change to the amount of authorized shares of Common Stock or the amount of Common Stock issued and outstanding caused by any split or consolidation of the corporation's Common Stock.

      (ii)  Article Eight is hereby added to the Articles of Incorporation:

                                  ARTICLE EIGHT

      8.1 Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting groups) of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

      (iii) All other provisions of the Articles of Incorporation shall remain in full force and effect.

3.    The date of adoption of each amendment by the stockholders was __________.

4. The amendment was duly approved by the shareholders in accordance with the provisions of Code Section 14-2-1003.

Date: ______________, 2008

                                        INGEN TECHNOLOGIES, INC.


                                        By:_________________________
                                        Name: Scott R. Sand
                                        Title: Chief Executive Officer and
                                        Chairman of the Board of Directors

                           ACTION OF THE DIRECTORS OF

                            INGEN TECHNOLOGIES, INC.,

                             A GEORGIA CORPORATION,

                      BY WRITTEN CONSENT WITHOUT A MEETING


         The undersigned directors of Ingen Technologies, Inc., a Georgia corporation, (the "Company") took the following actions by written consent without a meeting.

         WHEREAS, it is in the best interest of the Company to notice the 2008 annual meeting of shareholders (the "Annual Meeting") for shareholders of record as of January 2, 2008;

         WHEREAS, the board recommends and proposes the following actions for submission to the shareholders for a vote at the Annual Meeting:

           1. To re-elect Scott R. Sand, Yong Sin Khoo, Christopher A. Wirth, Curt A. Miedema, Stephen O'Hara , John Finazzo and Brad Klearman as directors of the Company;

           2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 750,000,000 shares;

           3. To approve an amendment to the Company's Articles of Incorporation to include a provision for shareholder action in lieu of a meeting by non-unanimous written consent; and

            4. To ratify the appointment by the Board of Directors of Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, as the Company's independent auditors for the fiscal year ending May 31, 2008.

         These actions and the proposed amendment to the Articles of Incorporation are set forth in the attached Schedule 14A, which is incorporated by reference herein; and

         BE IT THEREFORE RESOLVED, that the Board will notice the Annual Meeting for stockholders of record as of January 8, 2008 at the Corporation's executive offices and recommend that the stockholders of the Company vote for the actions set forth above and transact such other business as may properly come before the meeting or any adjournment of the meeting;

         RESOLVED, that the Company will take such action necessary to file a
Schedule 14A with the SEC to reflect the foregoing proposals;

         RESOLVED FURTHER, that the President and/or Secretary of the Company are hereby authorized and directed to execute and deliver any instrument or instruments and to do all things that may effectuate the transactions hereby authorized, and such officers are hereby authorized to carry out these resolutions in such manner as they may deem to be in the best interests of the corporation; and

         RESOLVED FURTHER, that the Secretary of the Company is authorized and directed to certify these resolutions as required; and

         IN WITNESS WHEREOF, the undersigned directors have executed this consent as of _______________, 2008.



                                                  _____________________
                                                  Scott R. Sand, Director


                                                  _____________________
                                                  Brad Klearman, Director


                                                  _____________________
                                                  Curt A. Miedema, Director


                                                  ______________________
                                                  Christopher A. Wirth, Director


                                                  ______________________
                                                  Yong Khoo Sin, Director


                                                  ______________________
                                                  John Finazzo, Director

                                                  _______________________
                                                  Stephen O'Hara, Director

                                    Exhibit A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            INGEN TECHNOLOGIES, INC.

Pursuant to the provisions of the Georgia Business Corporation Code, the undersigned corporation hereby amends its Articles of Incorporation, as amended and restated (the "Articles of Incorporation"), and for that purpose, submits the following statement:

1. The name of the corporation is: INGEN TECHNOLOGIES, INC.

2. The articles of incorporation are amended as follows:

         (i) Article Three of the Articles of Incorporation is amended as follows:

         3.1 The corporation has the authority to issue not more than:

         (a) SEVEN HUNDRED FIFTY MILLION (750,000,000) SHARES OF COMMON STOCK OF NO PAR VALUE PER SHARE (THE "COMMON STOCK"); and

         (b) Forty Million (40,000,000) shares of preferred stock of no par value per share (the "Preferred Stock") which may be issued in one or more classes or one or more series by the Board of Directors as hereinafter provided.

         3.2 The shares of Common Stock shall be entitled to receive the net assets of the corporation upon dissolution and shall be entitled to one (1) vote per share on all matters and shall be entitled to receive distributions from time to time, from legally available funds, as determined by the board of directors.

         3.3 The shares of Preferred Stock of the corporation may be issued from time to time in one or more classes or one or more series. The Preferred Stock shall have such voting rights, no voting rights, or such special voting rights as the Board of Directors may fix and determine in issuing such stock, and shall have rights to receive cumulative, non-cumulative, or partially cumulative dividends as the Board of Directors shall fix and determine. Moreover, the shares of Preferred Stock shall have such other rights and preferences, including, but not limited to redemption, liquidation preference, conversion, and dilution rights as may be allowed under the Georgia Business Corporation Code and set forth by the Board of Directors in writing and filed with the Georgia Secretary of State at the time such class or series is designated.

         3.4 The corporation designates Forty Million (40,000,000) shares of its Preferred Stock as the Series A Convertible Preferred Stock (the "Series A") with the following rights, preferences and limitations.

         (a) CLASS OR SERIES. The number of shares of Preferred Stock constituting the Series A shall be Forty Million (40,000,000).

         (b) DIVIDENDS. The Series A shall not be entitled to receive any dividends from the corporation.

         (c) REDEMPTION. The corporation shall have the right, but not the obligation to redeem each share of Series A for One Dollar ($1.00) per share.

         (d) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, each share of Series A shall be entitled to receive from the assets of the corporation One Dollar ($1.00) per share, which shall be paid or set apart before the payment or distribution of any assets of the corporation to the holders of the Common Stock or any other equity securities of the corporation.

         (e) VOTING RIGHTS. Each share of Series A shall be entitled to vote on all matters with the holders of the Common Stock. Each share of Series A shall be entitled to one (1) vote. Further, the holders of the Series A voting as a class shall be entitled to elect one person to serve on the corporation's Board of Directors.

         (f) CONVERSION RIGHTS. Each share of Series A shall be convertible, at the option of the holder thereof and subject to notice requirements of paragraph
(f)(i) below, at any time after the date of issuance of such share into one (1) share of fully paid and non-assessable share of Common Stock.

                  (i) Each Series A stockholder who desires to convert into the corporation's Common Stock must provide a 65 day written notice to the corporation of their intent to convert one or more shares of Series A into Common Stock. The corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert. Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Series A to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the corporation or of any transfer agent, and shall given written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The corporation shall reserve and keep available out of its authorized, but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A.

         (g) DILUTION PROTECTION. The shares of Series shall not be effected by or subject to adjustment following any change to the amount of authorized shares of Common Stock or the amount of Common Stock issued and outstanding caused by any split or consolidation of the corporation's Common Stock.


         (ii) Article Eight is hereby added to the Articles of Incorporation:

                                  ARTICLE EIGHT
                                  -------------

         8.1 ANY ACTION THAT IS REQUIRED OR PERMITTED TO BE TAKEN AT A MEETING OF THE SHAREHOLDERS MAY BE TAKEN WITHOUT A MEETING IF THE ACTION IS TAKEN BY PERSONS WHO WOULD BE ENTITLED TO VOTE AT A MEETING SHARES HAVING VOTING POWER TO CAST NOT LESS THAN THE MINIMUM NUMBER (OR NUMBERS, IN THE CASE OF VOTING GROUPS) OF VOTES THAT WOULD BE NECESSARY TO AUTHORIZE OR TAKE SUCH ACTION AT A MEETING AT WHICH ALL SHAREHOLDERS ENTITLED TO VOTE WERE PRESENT AND VOTED. THE ACTION MUST BE EVIDENCED BY ONE OR MORE WRITTEN CONSENTS BEARING THE DATE OF SIGNATURE AND DESCRIBING THE ACTION TAKEN, SIGNED BY SHAREHOLDERS ENTITLED TO TAKE ACTION WITHOUT A MEETING AND DELIVERED TO THE CORPORATION FOR INCLUSION IN THE MINUTES OR FILING WITH THE CORPORATE RECORDS.

         (iii) All other provisions of the Articles of Incorporation shall remain in full force and effect.

3. The date of adoption of each amendment by the stockholders was ____________.

4. The amendment was duly approved by the shareholders in accordance with the provisions of Code Section 14-2-1003.

Date: ______________, 2008
                                            INGEN TECHNOLOGIES, INC.



                                            By: ______________________
                                            Name: Scott R. Sand
                                            Title: Chief Executive Officer and
                                            Chairman of the Board of Directors